Exhibit 99.1

The Global Power Company	MEDIA ADVISORY
Media Contact: Robin Pence 703-682-6552
Investor Contact: Scott Cunningham 703-682-6336

AES SCHEDULES FOURTH QUARTER AND FULL YEAR 2005

 FINANCIAL REVIEW CONFERENCE CALL ON APRIL 6, 2006

ARLINGTON, VA., April 4, 2006 – The AES Corporation (NYSE: AES) will hold a conference call on Thursday, April 6, 2006 at 09:00 am Eastern Daylight Time (EDT) to review its fourth quarter and full year 2005 financial results as well as its 2006 financial outlook. The call will include prepared remarks and a question and answer session. It will be open to the media and the public in listen-only mode by telephone and webcast.

Interested parties may listen to the teleconference by dialing 1-877-691-0877 at least ten minutes before the start of the call. International callers should dial +1-973-582-2852. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com on the Home Page and also by selecting “Investor Information,” then “Quarterly Financial Results.”

A replay will be accessible by telephone or by webcast. A telephonic replay of the call will be available from approximately 12:00 noon EDT on Thursday, April 6, 2006. Please dial 1-877-519-4471. International callers should dial +1-973-341-3080. The system will ask for a reservation number; please enter 7210619 followed by the pound key (#). The telephonic replay will be available until Thursday, April 27, 2006. A webcast replay will be available at www.aes.com beginning shortly after the completion of the call.

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About AES: AES is one of the world’s largest global power companies, with 2005 revenues of $11.1 billion. With operations in 25 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. Our 14 regulated utilities amass annual sales of over 82,000 MWh and our 128 generation facilities have the capacity to generate over 44,000 megawatts. Our global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

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